UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 26, 2012

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(404) 588-7711

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other.

Amendments to 401(k) and Deferred Compensation Plans.
On December 24, 2012, SunTrust Banks, Inc. (the "Company" or the "Registrant") adopted amendments to the Company's qualified 401(k) Plan effective January 1, 2013 to limit participant investment elections relative to the Employer Stock Fund to 10%. Participants' reinvestment elections for existing balances are not so limited.
Also, on December 24, 2012, the Company adopted amendments to the SunTrust Banks, Inc. Deferred Compensation Plan. The changes pertain to the addition of provisions allowing the Company the discretion to grant one-time deferred compensation awards to newly hired executives.
The above description of these amendments is qualified in their entirety by reference to the respective plan document, as amended, each of which is filed as an exhibit to this report and incorporated into this report by reference. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its filing such information in this report on Form 8-K.
9.01 Exhibits.

10.1 SunTrust Banks, Inc. 401(k) Plan, amended and restated effective as of January 1, 2012 including amendments through December 31, 2012.

10.1.1 Addendum A to the SunTrust Banks, Inc. 401(k) Plan.

10.1.2 Addendum B to the SunTrust Banks, Inc. 401(k) Plan.

10.1.3 Addendum C to the SunTrust Banks, Inc. 401(k) Plan.

10.1.4 Addendum D to the SunTrust Banks, Inc. 401(k) Plan.

10.2 SunTrust Banks, Inc. Deferred Compensation Plan, amended and restated effective as of January 1, 2012 including amendments through December 31, 2012.

10.2.1 Addenda to the SunTrust Banks, Inc. Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

December 26, 2012	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Senior Vice President, Deputy General Counsel and Assistant Secretary